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                                                                     Exhibit 4.3

STOCK CERTIFICATE WITH A CERTIFICATE NO., THE NUMBER OF SHARES AND THE GLOBAL BROADCASTING SYSTEMS, INC. EMBLEM, WITH THE FOLLOWING TEXT:

"Global Broadcasting Systems, Inc., incorporated under the laws of the State of Delaware. CUSIP 378933105. This certifies that _____________________ is the owner of ________________ fully paid and non-assessable shares of Class A Common Stock, par value $0.01 per share, of Global Broadcasting Systems, Inc. transferable on the books of the Corporation by the holder hereof in person or by duly authorized Attorney, on surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar. Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

                             CERTIFICATE OF STOCK

Dated ____________, 19__.

Countersigned and Registered:

CONTINENTAL STOCK TRANSFER AND TRUST COMPANY.
                                Transfer Agent
                                and Registrant

By:
           Authorized Officer


_____________________________  [CORPORATE SEAL]  _______________________________
Treasurer                                        President

BACK OF CERTIFICATE: VARIOUS ABBREVIATIONS AND THE LANGUAGE:

"For value received, ______ hereby sell, sign and transfer unto _______________ _______ Shares of the Common Stock represented by the within Certificate and do hereby irrevocably constitute and appoint _______________________ Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

Dated ___________, 19__.

In the presence of ______________.

Notice: The signature of the Assignment must correspond with the name as written upon the face of the Certificate and every particular without alteration or enlargement or any change whatever. Social security or other identifying number of Assignee."